EXHIBIT 99.1

Global Self Storage Reports Full Year 2025 Results

Record Total Revenues, Same-Store Revenues and Net Operating Income with Sector-Leading Occupancy Driven by Continued Operational Excellence

Millbrook, NY – March 25, 2026 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the fourth quarter and full year ended December 31, 2025. All comparisons are to the same year-ago period unless otherwise noted.

Q4 2025 Highlights

•
Total revenues decreased 0.9% to $3.2 million.
•
Net income increased to $323,000 or $0.03 per diluted share from $84,000 or $0.01 per diluted share.
•
Same-store revenues decreased 0.9% to $3.1 million.
•
Same-store cost of operations increased 4.5% to $1.2 million.
•
Same-store net operating income (NOI) decreased 4.1% to $1.9 million (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Same-store occupancy at December 31, 2025 increased 10 basis points to a sector-leading 93.0% from 92.9% at December 31, 2024.
•
Same-store average tenant duration of stay at December 31, 2025 maintained record-level of approximately 3.5 years, and increased compared to approximately 3.4 years at December 31, 2024.
•
Funds from operations (FFO), a non-GAAP measure, decreased from $1.1 million to $1.0 million or $0.08 per diluted share.
•
Adjusted FFO (AFFO), a non-GAAP measure, decreased from $1.2 million to $1.1 million or $0.09 per diluted share.
•
Maintained and covered quarterly dividend of $0.0725 per common share.
•
Capital resources at December 31, 2025 totaled approximately $24.5 million, comprised of $7.5 million in cash, cash equivalents and restricted cash; $2.3 million in marketable securities; and $14.7 million available under the company’s revolving credit facility.

Full Year 2025 Highlights

•
Total revenues increased 1.4% to a record $12.7 million.

•
Net income decreased to $2.0 million or $0.18 per diluted share from $2.1 million or $0.19 per diluted share.
•
Same-store revenues increased 1.4% to a record $12.6 million.
•
Same-store cost of operations increased 2.6% to $4.9 million.
•
Same-store NOI increased 0.6% to a record $7.8 million.
•
FFO increased 2.7% to $4.0 million or $0.36 per diluted share.
•
AFFO increased 3.4% to $4.4 million or $0.39 per diluted share.
•
Maintained and covered four quarterly dividends totaling $0.29 per common share.

Dividend

On March 2, 2026, the company declared a quarterly dividend of $0.0725 per share, consistent with the quarterly dividend for the year-ago period and previous quarter. The quarterly distribution represents an annualized dividend rate of $0.29 per share.

Company Objective

The objective of Global Self Storage is to increase value over time for the benefit of its stockholders. Toward this end, the company will continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The company's board of directors regularly reviews the strategic business plan, with emphasis on capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The management of Global Self Storage believes that the company's continued operational performance and capital resources position it well to continue executing its strategic business plan.

Management Commentary

“In 2025, we achieved record-high annual total revenues, same-store revenues, and net operating income with sector-leading same-store occupancy of 93% at year-end,” said president and CEO of Global Self Storage, Mark C. Winmill. “In addition, our focus on expense control resulted in reduced corporate-level general and administrative expenses and a deceleration in the growth of store-level expenses.

“These results were driven by our continued operational excellence, including our internet and digital marketing initiatives. These initiatives during the year included targeted digital campaigns, enhanced search engine optimization, and improved website layout with video testimonials to reach prospective tenants more effectively. These marketing strategies have contributed to our sector-leading occupancy, continued record-high tenant retention, and increased customer satisfaction across our portfolio.

“Also contributing to our results were our customer service efforts—providing a clean, safe and hassle-free rental process—which continued to attract high quality, long-term tenants. These efforts played a key role in further building local brand loyalty, generating powerful referral and word-of-mouth market demand for our storage units and services.

“Our high level of tenant satisfaction is also evidenced by consistently strong customer reviews. During the year, we achieved and maintained an average rating exceeding 4.9 out of 5 stars, compared to 4.8 at the end of Q1 2025. Our tenants also tend to stay longer, with the same-store average tenant duration of stay increasing to about 3.5 years as of year-end, maintaining a record-level since September 30, 2025, and up from 3.4 years as of December 31, 2024.

“Our strong balance sheet, with approximately $24.5 million in capital resources, positions us well to execute our strategic business plan. This plan includes growth through acquisitions, joint ventures, and expansion in select markets that exhibit limited supply growth and less professional competition.

“As we look ahead, we remain confident that our professional management techniques will continue to optimize occupancy, revenue generation and NOI in our self-storage portfolio. We have seen and anticipate further gradual improvement of market fundamentals in the form of move-in rate stabilization and muted development of new supply in the markets where we operate.

“By following our strategic business plan, we are confident that we will continue driving increased value for stockholders through a focus on top-quality tenants, disciplined acquisition strategy, effective expense management, and a strong commitment to excellent customer service.”

Q4 2025 Financial Summary

Total revenues decreased 0.9% to $3.2 million in the fourth quarter of 2025.

Total operating expenses increased 3.6% to $2.5 million compared to $2.4 million in the same year-ago period. The increase was primarily attributable to an increase of store operating expenses.

Operating income decreased 14.4% to $680,000, compared to $794,000 in the same period last year. The decrease was primarily due to an increase in store operating expenses.

Net income totaled $323,000 or $0.03 per diluted share from $84,000 or $0.01 per diluted share in the same year-ago period.

Capital resources as of December 31, 2025, totaled approximately $24.5 million, comprised of $7.5 million in cash, cash equivalents and restricted cash and $2.3 million in marketable securities, with $14.7 million available under the company’s revolving credit facility.

Q4 2025 Same-Store Results

As of December 31, 2025, the company owned 12 same-store properties and managed a single third party owned property. There were no non-same-store properties.

For the fourth quarter of 2025, same-store revenues decreased 0.9% to $3.1 million compared to the same period last year.

Same-store cost of operations increased 4.5% to $1.24 million compared to $1.18 million in the same period last year. The increase was primarily due to increased expenses for employment costs, landscaping expenses and marketing expenses.

Same-store NOI decreased 4.1% to $1.9 million compared to $2.0 million in the same period last year. The decrease was primarily due to an increase in store operating expenses.

Same-store occupancy at December 31, 2025, increased 10 basis points to 93.0% from 92.9% at December 31, 2024.

Same-store average tenant duration of stay at December 31, 2025, was approximately 3.5 years, compared to approximately 3.4 years as of December 31, 2024.

Q4 2025 Operating Results

Net income in the fourth quarter of 2025 was $323,000 or $0.03 per diluted share compared to $84,000 or $0.01 per diluted share in the fourth quarter of 2024.

Property operations expenses increased to $1.24 million from $1.18 million in the same period last year.

General and administrative expenses increased to $831,000 from $800,000 in the same year-ago period.

Business development costs were zero for the quarter and the same year-ago period.

Interest expense increased to $207,000 from $205,000 in the same year-ago period.

FFO decreased 10.1% to $1.0 million or $0.08 per diluted share compared to FFO of $1.1 million or $0.10 per diluted share in the same period last year.

AFFO decreased 9.8% to $1.1 million or $0.09 per diluted share compared to AFFO of $1.2 million or $0.11 per diluted share in the same period last year.

Full Year 2025 Financial Summary

For the full year 2025, total revenues increased 1.4% to $12.7 million, compared to $12.5 million in 2024. This increase was due primarily to an increase in occupancy and existing tenant rates under the company’s proprietary revenue rate management program.

Total operating expenses increased 1.1% to $9.7 million, compared to $9.6 million in 2024. The increase was primarily attributable to an increase in store-level operating expenses, including increased expenses for employment and utilities.

Operating income increased 2.3% to $3.0 million, as compared to $2.9 million in 2024. The increase was primarily due to increased rental income.

Net income was $2.0 million or $0.18 per diluted share, as compared to $2.1 million or $0.19 per diluted share in 2024.

Full Year 2025 Same-Store Results

For the full year of 2025, same-store revenues increased 1.4% to $12.6 million compared to $12.5 million in 2024. This increase was due primarily to an increase in occupancy and existing tenant rates under the company’s proprietary revenue rate management program.

Same-store cost of operations increased 2.6% to $4.9 million compared to $4.7 million in 2024. This increase in same-store cost of operations was due primarily to increased expenses for employment and utilities.

Same-store NOI increased 0.6% to $7.8 million, compared to $7.7 million in 2024. The increase was primarily due to an increase in revenues.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Full Year 2025 Operating Results

Net income in the full year of 2025 was $2.0 million or $0.18 per diluted share, compared to $2.1 million or $0.19 per diluted share in 2024.

Property operations expenses increased to $4.9 million, as compared to $4.7 million in 2024.

General and administrative expenses decreased to $3.22 million, as compared to $3.26 million in 2024.

Business development costs increased to $22,286, as compared to $3,037 in 2024.

Interest expense decreased to $854,000 from $881,000 in 2024. This decrease was primarily attributable to lower principal balance outstanding.

FFO increased 2.7% to $4.0 million or $0.36 per diluted share, compared to FFO of $3.9 million or $0.35 per diluted share in 2024.

AFFO increased 3.4% to $4.4 million or $0.39 per diluted share, compared to AFFO of $4.3 million or $0.38 per diluted share in 2024.

Q4 2025 and Full Year FFO and AFFO (Unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$322,824	$84,406	$2,038,451	$2,123,743
Eliminate items excluded from FFO:
Unrealized loss on marketable equity securities	221,924	569,977	357,421	166,042
Depreciation and amortization	410,614	408,857	1,634,480	1,634,147
FFO attributable to common stockholders	955,362	1,063,240	4,030,352	3,923,932
Adjustments:
Compensation expense related to stock-based awards	106,431	114,222	350,333	332,358
Business development	—	—	22,286	3,037
AFFO attributable to common stockholders	$1,061,793	$1,177,462	$4,402,971	$4,259,327

Earnings per share attributable to common stockholders - basic	$0.03	$0.01	$0.18	$0.19
Earnings per share attributable to common stockholders - diluted	$0.03	$0.01	$0.18	$0.19
FFO per share - diluted	$0.08	$0.10	$0.36	$0.35
AFFO per share - diluted	$0.09	$0.11	$0.39	$0.38

Weighted average shares outstanding - basic	11,189,445	11,116,664	11,166,641	11,094,915
Weighted average shares outstanding - diluted	11,243,353	11,175,035	11,224,476	11,143,831

Additional Information

Additional information about the company’s fourth quarter and full year of 2025 results, including financial statements and related notes, is available on Form 10-K as filed with the U.S. Securities and Exchange Commission and on the company’s investor relations website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage propertiesare designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. The Company also excludes unrealized gains on marketable equity securities and gains relating to PPP loan forgiveness. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represent FFO and FFO per share excluding the effects of stock-based compensation, business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends because it excludes financing activities presented on our statements of cash flows. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the analyst community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the Company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures in evaluating our operating results.

Same-Store Self Storage Operations Definition

We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions or new ground-up developments. As of December 31, 2025, we owned twelve same-store properties and zero non-same-store properties. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, NOI, etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements made by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements. The company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith and it believes there is a reasonable basis for them, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. Except as required by law, the company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley

Chief Financial Officer

Global Self Storage

Tel (212) 785-0900, ext. 267

Email: tomalley@globalselfstorage.us

Investor Relations Contact:

Ron Both

Encore Investor Relations

Tel (949) 432-7557

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Real estate assets, net	$52,617,566	$53,925,409
Cash and cash equivalents	7,364,963	7,180,857
Restricted cash	106,444	29,204
Investments in securities	2,251,566	2,608,987
Accounts receivable	117,902	142,408
Prepaid expenses and other assets	802,382	719,351
Interest rate cap	120	18,717
Line of credit issuance costs, net	117,582	195,970
Goodwill	694,121	694,121
Total assets	$64,072,646	$65,515,024
Liabilities and stockholders' equity
Note payable, net	$15,785,874	$16,356,582
Accounts payable and accrued expenses	1,750,382	1,720,765
Total liabilities	17,536,256	18,077,347
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 11,364,278 shares and 11,292,772 shares issued and outstanding at December 31, 2025 and 2024, respectively	113,643	112,927
Additional paid in capital	49,909,603	49,559,986
Accumulated deficit	(3,486,856)	(2,235,236)
Total stockholders' equity	46,536,390	47,437,677
Total liabilities and stockholders' equity	$64,072,646	$65,515,024

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on our consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$322,824	$84,406	$2,038,451	$2,123,743
Adjustments:
Management fees and other income	(18,318)	(18,535)	(73,743)	(70,561)
General and administrative	830,919	799,972	3,222,726	3,258,773
Depreciation and amortization	410,614	408,857	1,634,480	1,634,147
Business development	—	—	22,286	3,037
Dividend and interest income	(71,169)	(65,171)	(288,573)	(276,201)
Unrealized loss on marketable equity securities	221,924	569,977	357,421	166,042
Interest expense	206,749	205,122	854,052	880,744
Total same-store net operating income	$1,903,543	$1,984,628	$7,767,100	$7,719,724

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Same-store revenues	$3,140,574	$3,168,391	$12,631,502	$12,459,719
Same-store cost of operations	$1,237,031	$1,183,763	$4,864,402	$4,739,995
Total same-store net operating income	$1,903,543	$1,984,628	$7,767,100	$7,719,724